EXHIBIT 10.11

AMENDMENT AND EXTENSION AGREEMENT

No. 2 Effective March 13, 2024

For and in consideration of good and valuable consideration, the adequacy of which is hereby acknowledged, YouneeqAI Technical Services, Inc. (‘the Seller”) and FNB Enterprises, Ltd, ("Purchaser") hereby covenant, and agree, as follows:

1)	The parties entered into a SHARE PURCHASE AGREEMENT ("Agreement") on August 30, 2023, and amended the Agreement effective on November 16, 2023, in which the payment was amended and the payment date was changed to March 13, 2024.

2)	We acknowledge the receipt of $67,760 USD on March 11, 2024

3)	The Agreement is extended under the terms hereof, to June 30, 2024, and in consideration hereof, the Purchaser shall pay $280,240 USD, to the Seller on or before June 30, 2024, in full and final payment.

4)	The parties hereby amend the terms of the Agreement to amend and extend the closing date of the Agreement to June 30, 2024, under the terms hereof.
5)	All other terms and conditions of the Agreement, not modified hereby or in the previous amendment, shall remain in full force and effect, without amendment.

 Dated: March 13, 2024

FNB Enterprises, Ltd..

By: /s/ Bron Hogan ___________________________

Seller: YouneeqAI Technical Services, Inc.

CEO

By: /s/ Murray Galbraith

_________________________